EXHIBIT 23.2









                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Prospectus Supplement of Georgia Power Company relating to Series D Senior Notes, of our report dated February 3, 1998, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".


                                               /s/ Pricewaterhouse Coopers LLP
                                               PricewaterhouseCoopers LLP
March 8, 1999